Exhibit 99.1

PPD Reports Third Quarter and Year-To-Date 2021 Results

WILMINGTON, N.C. (October 27, 2021) - PPD, Inc. (Nasdaq: PPD), a leading global contract research organization, today reported its financial results for the third quarter ended September 30, 2021.

Highlights
•Net authorizations growth of 12.7% over third quarter 2020 to $1,352.7 million, resulting in a net book-to-bill ratio of 1.19x on a historical basis
•Ending backlog growth of 20.3% over third quarter 2020 to $9,492.5 million on a historical basis
•Revenue of $1,560.8 million, representing growth of 26.5% over third quarter 2020
•Net income attributable to common stockholders of $152.9 million, compared to $52.0 million in third quarter 2020
•Adjusted EBITDA of $280.3 million, compared to $232.6 million in third quarter 2020
•Diluted earnings per share of $0.43, compared to $0.15 in third quarter 2020
•Adjusted diluted earnings per share of $0.43, compared to $0.30 in third quarter 2020
“PPD’s strong results reflect solid performance against our strategy to help customers bend the cost and time curve of drug development,” said David Simmons, PPD’s chairman and CEO. “Our capabilities and execution-focused culture continue to drive growth, as we add another quarter of double-digit growth across key metrics to our track record of success. In addition, to service our record-ending backlog and prepare for new business, I’m excited to share that our talented workforce has grown 19% year-over-year and is now more than 30,000 strong, further bolstering our scale and scientific leadership.”

Third Quarter 2021 Results
Revenue for the three months ended September 30, 2021 increased 26.5% to $1,560.8 million, compared to $1,233.8 million for the three months ended September 30, 2020. At the segment level, Clinical Development Services revenue of $1,270.6 million grew 26.0% and Laboratory Services revenue of $290.2 million grew 28.9%, each compared to the three months ended September 30, 2020.
Net income attributable to common stockholders for the three months ended September 30, 2021 was $152.9 million, or $0.43 per diluted share, compared to $52.0 million, or $0.15 per diluted share, for the three months ended September 30, 2020. Adjusted net income for the three months ended September 30, 2021 was $155.5 million, or $0.43 per diluted share, compared to adjusted net income of $108.2 million, or $0.30 per diluted share, for the three months ended September 30, 2020.
Adjusted EBITDA for the three months ended September 30, 2021 was $280.3 million, compared to $232.6 million for the three months ended September 30, 2020.
Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, are provided in the “Non-GAAP Financial Measures” section of this press release.
Year-to-Date 2021 Results
Revenue for the nine months ended September 30, 2021 increased 36.1% to $4,514.6 million, compared to $3,317.2 million for the nine months ended September 30, 2020. At the segment level, Clinical Development Services revenue of $3,688.2 million grew 36.9% and Laboratory Services revenue of $826.4 million grew 32.8%, each compared to the nine months ended September 30, 2020.
Net income attributable to common stockholders for the nine months ended September 30, 2021 was $286.1 million, or $0.80 per diluted share, compared to $47.1 million, or $0.14 per diluted share, for the nine months ended September 30, 2020. Adjusted net income for the nine months ended September 30, 2021 was $418.7 million, or $1.17 per diluted share, compared to adjusted net income of $271.8 million, or $0.79 per diluted share, for the nine months ended September 30, 2020.
Adjusted EBITDA for the nine months ended September 30, 2021 was $778.6 million, compared to $623.8 million for the nine months ended September 30, 2020.

Backlog and Net Authorizations
The following table provides select information related to PPD’s backlog and net authorizations as of and for the three months ended September 30, 2021, compared to the three months ended September 30, 2020:

	Historical Basis		ASC 606 Direct Basis		ASC 606 Basis
(dollars in millions)	2021	% Change	2021	% Change	2021	% Change
Net authorizations	$1,352.7	12.7%	$1,352.7	12.7%	$2,253.3	27.7%
Ending backlog	9,492.5	20.3%	9,867.2	20.8%	14,592.0	24.5%
Backlog conversion	12.2%		11.6%		11.2%
Net book-to-bill	1.19x		1.21x		1.44x
Financial Position
As of September 30, 2021, cash and cash equivalents were $1,172.7 million, gross debt was $4,292.0 million and net debt was $3,119.3 million, resulting in a net leverage ratio of 3.0x trailing 12 month adjusted EBITDA.
As of September 30, 2021, PPD had $598.4 million of borrowing capacity under its revolving credit facility. Total liquidity, which is comprised of PPD’s borrowing capacity under its revolving credit facility and its cash and cash equivalents, was $1,771.1 million as of September 30, 2021, representing 60.8% growth compared to September 30, 2020.
Financial Guidance
Due to the proposed merger with Thermo Fisher Scientific previously announced on April 15, 2021, which is subject to regulatory approvals in addition to the satisfaction of customary closing conditions, PPD is not providing financial guidance.
Webcast and Conference Call Details
PPD will host a conference call on Thursday, October 28, 2021 at 8 a.m. (U.S. Eastern Time) to discuss its third quarter 2021 financial results. The conference call can be accessed live over the phone by dialing +1 877 407 0784, or for international callers, +1 201 689 8560. Due to the proposed merger, there will be no opportunity to ask questions on the conference call.
Investors and other interested parties also may listen to a live webcast of the conference call by logging on to the investors section of PPD’s website at https://investors.ppd.com. A replay will be available after the call and can be accessed by dialing +1 844 512 2921, or for international callers, +1 412 317 6671. The passcode for the live conference call and the replay is 13724407. The audio replay will be available until Thursday, November 11, 2021.
About PPD
PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers and partners include pharmaceutical, biotechnology, medical device, academic and government organizations. With more than 30,000 professionals worldwide, PPD has conducted clinical trials in more than 100 countries to help customers deliver life-changing therapies to improve health. We apply innovative technologies, therapeutic expertise and a firm commitment to quality to bend the cost and time curve of drug development and optimize value. For more information, visit www.ppd.com.
PPD Contacts

Media:	Investors:
Ned Glascock	Tracy Krumme
+1 910 558 8760	+1 910 558 4186
media@ppd.com	investors@ppd.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect our current views with respect to, among other things, the following: our proposed merger with Thermo Fisher Scientific Inc. (“Thermo Fisher”), our current expectations and anticipated results of operations, our financial performance, the impact from the novel coronavirus disease (“COVID-19”) pandemic, the continued reliance of the biopharmaceutical industry on outsourcing to contract research organizations, the continued growth in research and development spending in the biopharmaceutical industry, estimated growth rates in addressable markets and our ability to effectively recruit, train, develop and retain talented individuals. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at this time, including the impact from the COVID-19 pandemic and the proposed merger with Thermo Fisher. As you consider this press release, you should understand that these statements are not guarantees of performance or results. The forward-looking statements contained herein are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, actual results might differ materially from those expressed in the forward-looking statements. Some of the factors, risks and uncertainties that might materially affect the forward-looking statements contained herein and may make an investment in our securities speculative or risky include, but are not limited to, the following: uncertainties associated with the proposed merger with Thermo Fisher; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; risks related to disruption of management’s attention from our ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on our relationships with our customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the costs of the proposed merger if the proposed merger is not consummated; restrictions imposed on our business during the pendency of the proposed merger; potential litigation instituted against us or our directors challenging the proposed merger; any failure of our backlog to accurately predict or convert into future revenue; the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice; the impact of industry, customer and therapeutic area concentration; consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development; our ability to accurately price our contracts and manage our costs associated with performance of such contracts; any failures in our information and communication systems, including cybersecurity breaches, impacting us or our customers, clinical trial participants or employees; our dependence on our technology network, and the impact from upgrades to the network; any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards; our ability to access clinical research sites, attract suitable investigators or enroll a sufficient number of patients for our customers’ clinical trials; any failure by us to comply with numerous privacy laws; our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete; our ability to recruit, retain and motivate key personnel, including the loss of any key executive; our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic on our suppliers; any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010; competition between our existing and potential customers and the potential negative impact on our business; our management of business restructuring transactions and the integration of acquisitions; risks related to the drug and medical device development services industry that could result in potential liability that could affect our business, reputation and financial condition; any failure of our insurance to cover the potential liabilities, including indemnification obligations, associated with the operation of our business and provision of services and changes to our insurance coverage; our use of biological and hazardous materials, which could violate law or cause injury or death, resulting in liability; international or U.S. economic, currency, political and other risks, such as those from the COVID-19 pandemic; disruptions to our operations by the occurrence of a natural disaster, pandemic or other catastrophic events; the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity; changes in tax laws, such as U.S. tax reform, or interpretations of existing tax laws; economic conditions, import/export implications and regulatory changes relating to the United Kingdom’s exit from the European Union; any inability to adequately protect our intellectual property or the security of our systems and the data stored therein; our investments in third parties, which are illiquid and subject to loss; the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses; difficult and volatile conditions in the capital and credit markets and in the overall economy, including those caused by the COVID-19 pandemic; the fragmented and highly competitive nature of the drug development services industry; changes in trends in the biopharmaceutical industry, including decreases in research and development spending and outsourcing; the potential adverse effect that the political, economic and/or regulatory influences and changes impacting the United States and international healthcare industry could have on both our customers’ and our businesses, including as a result of healthcare reform; any patent or other intellectual property litigation we might be involved in; risks related to our indebtedness; risks related to ownership of our common stock; the significant influence certain stockholders have over us; other factors beyond our control; and other risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as such factors may be further updated from time to time in our periodic filings with the SEC, copies of which are available free of charge on the SEC website at www.sec.gov. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Backlog and Net Authorizations
Revenue is comprised of direct, third-party pass-through and out-of-pocket revenue from providing services to customers. Direct revenue represents revenue associated with the direct services. Third-party pass-through and out-of-pocket revenue (collectively, “indirect revenue”) represents the reimbursement by customers of third-party pass-through and out-of-pocket costs incurred by PPD under its contracts with customers.
PPD has continued to report backlog and net authorizations on a basis that excludes indirect revenues and the impact of Accounting Standards Codification (“ASC”) 606 (“ASC 606”) on direct revenue (“Historical Basis”). PPD also assesses backlog and net authorizations on an ASC 606 direct revenue basis (“ASC 606 Direct Basis”) and on an ASC 606 total direct and indirect revenue basis (“ASC 606 Basis”).
Net authorizations represent new business awards, net of award or contract modifications, contract cancellations, foreign currency fluctuations and other adjustments. Backlog for all periods represents anticipated revenues for work not yet completed or performed (i) under signed contracts, letters of intent and, in some cases, awards that are supported by other forms of written communication and (ii) where there is sufficient or reasonable certainty about the customer’s ability and intent to fund and commence the services within six months. Backlog conversion represents quarterly revenues for the period divided by opening backlog for that period. The net book-to-bill ratio represents the amount of net authorizations for the period divided by revenues recognized in that period.
Backlog might not be a reliable indicator of future revenue and PPD might not realize all or any part of the revenue from the authorizations in backlog as of any point in time.
Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial performance or financial position that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
Adjusted EBITDA consists of net income or loss attributable to common stockholders of PPD, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. Adjusted net income (and adjusted diluted earnings per share) consists of net income or loss (and diluted earnings or loss per share) attributable to common stockholders of PPD before the provision for income taxes, amortization and the elimination of (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. In the case of adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, we believe that making such adjustments provides management and investors meaningful information to understand our operating performance and the ability to analyze financial and business trends on a period-to-period basis. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we note that revenue generated from such intangibles is included within revenue in determining net income or loss attributable to common stockholders of PPD. Net debt consists of the outstanding principal balance of the term loan, senior unsecured notes, finance lease obligations and revolving credit borrowings, less cash and cash equivalents, and the net leverage ratio is equal to net debt divided by trailing 12-month adjusted EBITDA.
Other companies in our industry may calculate adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity differently than we do. As a result, these non-GAAP financial measures have limitations as analytical and comparative tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity should not be considered as measures of discretionary cash available to us to invest in the growth of our business. In calculating these performance and liquidity financial measures, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. Our presentation of adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Beginning in the first quarter of 2021, PPD made certain presentation changes as described below to the reconciliations of (i) adjusted EBITDA and (ii) adjusted net income, in each case, to net income (loss) calculated in accordance with GAAP. The presentation changes had no impact on previously reported adjusted EBITDA or adjusted net income for any prior period. In order to provide comparability between the 2021 periods and the corresponding 2020 periods, PPD recast its historical reconciliations of adjusted EBITDA and adjusted net income to net income (loss) calculated in accordance with GAAP to conform to the new presentation.
For the purposes of reconciling both adjusted EBITDA and adjusted net income to net income (loss) calculated in accordance with GAAP, PPD now presents the provision for (benefit from) income taxes as a separate reconciling item. In addition, for the purposes of reconciling adjusted net income to net income (loss) calculated in accordance with GAAP, each of (i) adjusted income before provision for (benefit from) income taxes and (ii) adjusted provision for (benefit from) income taxes are now presented as reconciling items. The new presentation differs from PPD’s historical practice of aggregating periodic reconciling items to present a total of all such adjustments in connection with the calculation of adjusted net income. PPD believes the new presentation will assist investors and other users of the supplemental non-GAAP financial information, primarily in evaluating the periodic adjusted provision for (benefit from) income taxes and related periodic adjusted tax rates.
In addition, for both the reconciliation of adjusted EBITDA and the reconciliation of adjusted net income to GAAP net income, the amount of PPD’s equity in losses of unconsolidated affiliates is now presented as a separate reconciling item as opposed to the historical practice of being included within the reconciling item titled “other adjustments”. PPD believes the separate presentation of equity in losses of unconsolidated affiliates provides additional detail that will assist investors and other users of the financial statements in evaluating the differences between non-GAAP financial measures and their most directly comparable GAAP measures.

PPD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$1,560,796	$1,233,802	$4,514,648	$3,317,182

Operating costs and expenses:
Direct costs, exclusive of depreciation and amortization	529,690	433,422	1,507,510	1,222,700
Reimbursed costs	433,358	335,866	1,330,704	810,523
Selling, general and administrative expenses	335,624	249,320	959,587	734,712
Depreciation and amortization	74,028	71,317	227,426	206,395
Long-lived asset impairment	—	1,414	1,584	1,414
Total operating costs and expenses	1,372,700	1,091,339	4,026,811	2,975,744
Income from operations	188,096	142,463	487,837	341,438
Interest expense, net	(46,231)	(49,882)	(139,577)	(165,995)
Loss on extinguishment of debt	—	—	(10,677)	(93,534)
Gain (loss) on investments	18,971	(53,100)	(28,127)	16,649
Other income (expense), net	21,022	(17,153)	17,392	(14,097)
Income before provision for income taxes	181,858	22,328	326,848	84,461
Provision for income taxes	39,993	11,169	81,421	20,682
Income before equity in earnings (losses) of unconsolidated affiliates	141,865	11,159	245,427	63,779
Equity in earnings (losses) of unconsolidated affiliates, net of income taxes	27,250	(2,057)	22,488	(5,686)
Net income	169,115	9,102	267,915	58,093
Net income attributable to noncontrolling interest	(2,044)	(1,587)	(3,955)	(4,499)
Net income attributable to PPD, Inc.	167,071	7,515	263,960	53,594
Recapitalization investment portfolio consideration	(14,150)	44,468	22,189	(6,529)
Net income attributable to common stockholders of PPD, Inc.	$152,921	$51,983	$286,149	$47,065

Earnings per share attributable to common stockholders of PPD, Inc.:
Basic	$0.44	$0.15	$0.82	$0.14
Diluted	$0.43	$0.15	$0.80	$0.14
Weighted-average common shares outstanding:
Basic	351,351	348,672	350,974	338,277
Diluted	359,538	354,830	358,826	343,159

PPD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,172,716	$767,999
Accounts receivable and unbilled services, net	2,071,676	1,609,718
Income taxes receivable	12,312	22,386
Prepaid expenses and other current assets	172,363	146,100
Total current assets	3,429,067	2,546,203

Property and equipment, net	509,314	496,474
Investments in unconsolidated affiliates	78,037	43,178
Investments	241,482	265,894
Goodwill, net	1,798,369	1,820,208
Intangible assets, net	619,749	748,404
Other assets	191,923	201,643
Operating lease right-of-use assets	160,076	171,839
Total assets	$7,028,017	$6,293,843
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable	$181,499	$176,341
Accrued expenses:
Payables to investigators	524,647	404,654
Accrued employee compensation	354,604	331,156
Other accrued expenses	202,465	195,779
Income taxes payable	26,453	21,206
Unearned revenue	1,429,817	1,060,544
Current portion of operating lease liabilities	44,555	51,643
Current portion of long-term debt and finance lease obligations	34,521	36,238
Total current liabilities	2,798,561	2,277,561

Accrued income taxes	22,198	18,658
Deferred tax liabilities	50,827	54,535
Recapitalization investment portfolio liability	169,734	191,923
Long-term operating lease liabilities, less current portion	128,382	137,657
Long-term debt and finance lease obligations, less current portion	4,207,811	4,226,192
Other liabilities	37,191	98,908
Total liabilities	7,414,704	7,005,434
Redeemable noncontrolling interest	37,734	34,929
Stockholders’ deficit:
Preferred stock - $0.01 par value; 100,000 shares authorized; None issued and outstanding	—	—
Common stock - $0.01 par value; 2,000,000 shares authorized; 352,029 shares issued and 351,390 shares outstanding as of September 30, 2021 and 350,858 shares issued and 350,132 shares outstanding as of December 31, 2020	3,520	3,509
Treasury stock, at cost, 639 and 726 shares as of September 30, 2021 and December 31, 2020, respectively	(11,928)	(13,268)
Additional paid-in-capital	1,865,963	1,819,892
Accumulated deficit	(1,985,659)	(2,271,808)
Accumulated other comprehensive loss	(296,317)	(284,845)
Total stockholders’ deficit	(424,421)	(746,520)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$7,028,017	$6,293,843

PPD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$267,915	$58,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	227,426	206,395
Stock-based compensation expense	33,548	16,099
Operating lease right-of-use asset expense	34,174	34,625
Amortization of debt issuance costs and debt discounts	6,046	8,263
Loss (gain) on investments	28,127	(16,649)
Deferred income tax (benefit) expense	(8,907)	5,770
Loss on extinguishment of debt	10,677	93,534
Amortization of costs to obtain a contract	11,793	7,973
Equity in (earnings) losses of unconsolidated affiliates, net of income taxes	(22,488)	5,686
Other	(1,280)	256
Change in operating assets and liabilities:
Accounts receivable and unbilled services, net	(516,639)	(148,501)
Prepaid expenses and other current assets	(24,150)	26,908
Other assets	(6,570)	(39,813)
Income taxes, net	22,101	(21,445)
Accounts payable, accrued expenses and other liabilities	167,687	116,503
Operating lease liabilities	(38,203)	(33,165)
Unearned revenue	395,136	(52,065)
Net cash provided by operating activities	586,393	268,467
Cash flows from investing activities:
Purchases of property and equipment	(88,213)	(116,418)
Capital contributions paid for investments	(3,827)	(5,382)
Distributions received from investments	112	19,704
Investment in unconsolidated affiliate	(5,000)	(10,000)
Other	(1,600)	321
Net cash used in investing activities	(98,528)	(111,775)
Cash flows from financing activities:
Proceeds from New Term Loan	3,034,750	—
Redemption of 2015 Term Loan	(3,064,006)	—
Borrowing on revolving credit facility	—	150,000
Repayment of revolving credit facility	—	(150,000)
Proceeds from issuance of 2025 and 2028 Notes	—	1,200,000
Redemption of HoldCo Notes	—	(1,464,500)
Redemption of OpCo Notes	—	(1,160,865)
Payments on long-term debt and finance leases	(18,118)	(32,080)
Payment of debt issuance costs	(24,120)	(18,525)
Payment of contingent consideration for acquisition of business	—	(4,338)
Net proceeds from initial public offering	—	1,772,960
Recapitalization investment portfolio distribution	(12,819)	—
Proceeds from exercise of stock options	16,075	14,272
Payments related to tax withholdings for stock-based compensation	(2,314)	—
Purchase of treasury stock	—	(626)
Net cash (used in) provided by financing activities	(70,552)	306,298
Effect of exchange rate changes on cash and cash equivalents	(12,596)	(5,087)
Net increase in cash and cash equivalents	404,717	457,903
Cash and cash equivalents, beginning of the period	767,999	345,187
Cash and cash equivalents, end of the period	$1,172,716	$803,090

PPD, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30, 2021
	2021	2020	2021	2020
Net income attributable to common stockholders of PPD, Inc.	$152,921	$51,983	$286,149	$47,065	$359,237
Recapitalization investment portfolio consideration	14,150	(44,468)	(22,189)	6,529	4,820
Net income attributable to noncontrolling interest	2,044	1,587	3,955	4,499	6,321
Net income	169,115	9,102	267,915	58,093	370,378

Reconciliation to Adjusted EBITDA:
Interest expense, net	46,231	49,882	139,577	165,995	190,514
Provision for income taxes	39,993	11,169	81,421	20,682	79,544
Depreciation and amortization	74,028	71,317	227,426	206,395	300,147
Stock-based compensation expense	12,600	5,409	33,548	16,099	38,723
Option holder special bonuses (a)	45	1,486	1,234	5,629	1,893
Other (income) expense, net	(21,022)	17,153	(17,392)	14,097	31,251
Long-lived asset impairment	—	1,414	1,584	1,414	1,584
Severance and charges for other cost reduction activities (b)	173	(178)	1,369	2,060	1,614
Transaction-related and public company transition costs (c)	2,184	2,886	14,363	8,944	15,596
Loss on extinguishment of debt	—	—	10,677	93,534	10,677
(Gain) loss on investments (d)	(18,971)	53,100	28,127	(16,649)	(7,961)
Equity in (earnings) losses of unconsolidated affiliates (e)	(27,250)	2,057	(22,488)	5,686	(19,987)
Other adjustments (f)	3,209	7,789	11,288	41,838	16,536
Adjusted EBITDA	$280,335	$232,586	$778,649	$623,817	$1,030,509

Reconciliation to Adjusted Net Income:
Net income	$169,115	$9,102	$267,915	$58,093
Provision for income taxes	39,993	11,169	81,421	20,682
Amortization of intangible assets	37,783	39,513	122,517	118,598
Amortization of debt issuance costs and debt discounts	2,077	2,250	6,046	8,263
Amortization of accumulated other comprehensive income on derivatives	—	(3,107)	—	(9,253)
Stock-based compensation expense	12,600	5,409	33,548	16,099
Option holder special bonuses (a)	45	1,486	1,234	5,629
Other (income) expense, net	(21,022)	17,153	(17,392)	14,097
Long-lived asset impairment	—	1,414	1,584	1,414
Severance and charges for other cost reduction activities (b)	173	(178)	1,369	2,060
Transaction-related and public company transition costs (c)	2,184	2,886	14,363	8,944
Loss on extinguishment of debt	—	—	10,677	93,534
(Gain) loss on investments (d)	(18,971)	53,100	28,127	(16,649)
Equity in (earnings) losses of unconsolidated affiliates (e)	(27,250)	2,057	(22,488)	5,686
Other adjustments (f)	3,209	7,789	11,288	41,838
Adjusted income before adjusted provision for income taxes	199,936	150,043	540,209	369,035
Adjusted provision for income taxes (g)	(44,422)	(41,854)	(121,528)	(97,196)
Adjusted net income	$155,514	$108,189	$418,681	$271,839

Diluted weighted-average common shares outstanding	359,538	354,830	358,826	343,159

Adjusted diluted earnings per share	$0.43	$0.30	$1.17	$0.79

PPD, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except net leverage ratio)

Calculation of Net Leverage Ratio as of September 30, 2021
Gross debt	$4,292,047
Less: Cash and cash equivalents	1,172,716
Net debt	$3,119,331
Trailing 12 month adjusted EBITDA	$1,030,509
Net leverage ratio (net debt/trailing 12 month adjusted EBITDA)	3.0	x
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(a) Represents PPD’s costs associated with special cash bonuses paid to PPD’s option holders.
(b) Represents employee separation costs, exit and disposal costs associated with the full or partial exit of certain leased facilities, costs associated with planned employee reorganizations and other contract termination costs from various cost-reduction activities.
(c) Represents integration and transaction costs incurred with completed or contemplated acquisitions, costs incurred in connection with PPD’s initial public offering (“IPO”), secondary offering, costs associated with PPD’s public company transition, costs associated with the proposed merger with Thermo Fisher, which is subject to regulatory approvals in addition to the satisfaction of customary closing conditions, and other transaction costs.
(d) Represents the fair value accounting gains or losses primarily from PPD’s investments in Auven Therapeutics Holdings, L.P. and venBio Global Strategic Fund, L.P.
(e) Represents unconsolidated earnings or losses from PPD’s equity method investments in Medable, Inc. and Science 37, Inc. During September 2021, Medable completed a round of financing to raise capital which resulted in a dilution of PPD’s ownership. The effect of this dilution resulted in a net gain of $31.9 million for the three and nine months ended September 30, 2021.
(f) Other adjustments include amounts that management believes are not representative of our operating performance. These adjustments include implementation costs associated with a new enterprise resource planning application, one-time costs incurred in 2020 associated with the termination of a long-term incentive program which was replaced by a traditional stock-based program in 2020, advisory costs associated with the adoption of new accounting standards, one-time costs and income associated with the COVID-19 pandemic, management fees incurred under consulting services agreements with certain investment funds of Hellman & Friedman LLC and its affiliates and The Carlyle Group Inc. and its affiliates which terminated upon consummation of PPD’s IPO and other unusual charges or income.
(g) Represents the estimated tax effect on adjusted income before adjusted provision for income taxes using applicable statutory rates and other adjustments that are not representative of PPD’s operating performance.